Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Reports Fourth Quarter and Full Year Results and Announces $150 Million Share Buyback Program

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., March 29, 2016 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three months and year ended January 31, 2016.

“Despite under performance in Security Intelligence in Q4, we believe the need for sophisticated security intelligence solutions remains strong and the emerging market headwinds are temporary. In the current year, we expect growth in Enterprise Intelligence and longer-term, as emerging markets improve, we expect Security Intelligence to return to growth as well," said Dan Bodner, CEO and President.

Financial Highlights
Below is selected unaudited financial information for the three months and year ended January 31, 2016 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended January 31, 2016 - GAAP	Three Months Ended January 31, 2016 - Non-GAAP
Revenue: $280.8 million	Revenue: $281.8 million
Operating income: $27.2 million	Operating income: $70.7 million
Diluted net income per share: $0.28	Diluted net income per share: $0.90

Year Ended January 31, 2016 - GAAP	Year Ended January 31, 2016 - Non-GAAP
Revenue: $1,130.3 million	Revenue: $1,134.6 million(1)
Operating income: $67.9 million	Operating income: $244.2 million
Diluted net income per share: $0.28	Diluted net income per share: $3.04

(1) Non-GAAP revenue on a constant currency basis was $1,175.0 million for the year ended January 31, 2016. Please see Table 6 and "Supplemental Information about Non-GAAP Financial Measures" at the end of this press release for more information.

Financial Outlook
Below is Verint's non-GAAP outlook for the year ending January 31, 2017.

•	We expect revenue as follows:

◦	In our Enterprise Intelligence segment, we expect mid-to-high single digit revenue growth.

◦	In our Security Intelligence segments, we expect a decline in revenue of between 10% to 15%.

•
Based on the above, for the year ending January 31, 2017, we expect total revenue to be similar to the year ended January 31, 2016, +/- 2.0% and diluted earnings per share to be similar to the year ended January 31, 2016 (excluding any benefit to diluted earnings per share from the share repurchase program described below).

Share Buyback Program
Today we are announcing that Verint’s board of directors has authorized the Company to repurchase up to $150 million of common stock over the next two years. The specific timing, price and size of purchases will depend on prevailing stock prices, general market and economic conditions, and other considerations, including the amount of cash generated in the U.S. and other potential uses of cash, such as acquisitions. The program may be extended, suspended or discontinued at any time without prior notice.

Bodner continued, “We are confident in the long-term opportunity for Verint in the Actionable Intelligence market and are pleased to announce Verint’s first ever stock buyback program.”

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2016 and outlook for the year ending January 31, 2017. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-877-516-3515 (United States and Canada) and 1-281-973-6130 (international) and the passcode is 67670290. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2, 3 and 6 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

Our non-GAAP outlook does not include the potential impact of any business acquisitions that may occur after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are not providing a quantitative reconciliation of our non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our non-GAAP outlook, other than those described below, are difficult to predict and are primarily dependent on future uncertainties. The more significant GAAP measures excluded from our non-GAAP outlook for which we do not prepare a reconcilable GAAP forecast include revenue adjustments related to acquisitions, stock-based compensation, and income taxes.
Our non-GAAP outlook for the year ending January 31, 2017 excludes the following known GAAP measures:

•	Amortization of intangible assets - approximately $76 million; and

•	Amortization of discount on convertible notes - approximately $11 million.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions, with a focus on customer engagement optimization, security intelligence, and fraud, risk and compliance. Today, more than 10,000 organizations in 180 countries—including over 80 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards, and customer challenges, such as the proliferation and strengthening of encryption, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, developmental, strategic, or other opportunities, and risk that such investments may not come to fruition or produce satisfactory returns; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and with security vulnerabilities or lapses, including information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we incorporate into our offerings or otherwise rely on, may contain defects or may be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for applicable projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to retain and recruit qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; challenges associated with selling sophisticated solutions, including with respect to educating our customers on the benefits of our solutions or assisting them in realizing such benefits; challenges associated with pursuing larger sales opportunities that often involve longer sales cycles, including with respect to transaction reductions, deferrals, or cancellations during the sales cycle, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Xura, Inc. (formerly, Comverse, Inc.), being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2016, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, CONTACT SOLUTIONS, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2016	2015	2016	2015
Revenue:
Product	$115,267	$147,960	$455,406	$487,617
Service and support	165,527	163,693	674,860	640,819
Total revenue	280,794	311,653	1,130,266	1,128,436
Cost of revenue:
Product	33,315	40,346	145,071	144,870
Service and support	59,485	60,335	248,061	239,274
Amortization of acquired technology and backlog	8,878	7,986	35,774	31,004
Total cost of revenue	101,678	108,667	428,906	415,148
Gross profit	179,116	202,986	701,360	713,288
Operating expenses:
Research and development, net	42,909	45,340	177,650	173,748
Selling, general and administrative	98,239	104,320	412,728	415,266
Amortization of other acquired intangible assets	10,764	11,039	43,130	45,163
Total operating expenses	151,912	160,699	633,508	634,177
Operating income	27,204	42,287	67,852	79,111
Other income (expense), net:
Interest income	498	387	1,490	1,070
Interest expense	(8,520)	(8,558)	(33,885)	(36,661)
Losses on early retirements of debt	—	—	—	(12,546)
Other expense, net	(4,562)	(10,837)	(12,277)	(9,571)
Total other expense, net	(12,584)	(19,008)	(44,672)	(57,708)
Income before (benefit) provision for income taxes	14,620	23,279	23,180	21,403
(Benefit) provision for income taxes	(4,167)	16,789	952	(14,999)
Net income	18,787	6,490	22,228	36,402
Net income attributable to noncontrolling interest	1,282	1,907	4,590	5,471
Net income attributable to Verint Systems Inc.	$17,505	$4,583	$17,638	$30,931

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.28	$0.08	$0.29	$0.53
Diluted	$0.28	$0.07	$0.28	$0.52

Weighted-average common shares outstanding:
Basic	62,260	60,823	61,813	58,096
Diluted	62,900	62,081	62,921	59,374

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2016	2015	2016	2015
GAAP Revenue By Segment:
Enterprise Intelligence	$159,473	$177,552	$625,943	$658,671

Cyber Intelligence	92,303	103,230	385,393	359,395
Video Intelligence	29,018	30,871	118,930	110,370
Security Intelligence	121,321	134,101	504,323	469,765

GAAP Total Revenue	$280,794	$311,653	$1,130,266	$1,128,436

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$964	$3,769	$3,441	$29,032

Cyber Intelligence	83	172	934	695
Video Intelligence	—	—	—	—
Security Intelligence	83	172	934	695

Total Revenue Adjustments Related to Acquisitions	$1,047	$3,941	$4,375	$29,727

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$160,437	$181,321	$629,384	$687,703

Cyber Intelligence	92,386	103,402	386,327	360,090
Video Intelligence	29,018	30,871	118,930	110,370
Security Intelligence	121,404	134,273	505,257	470,460

Non-GAAP Total Revenue	$281,841	$315,594	$1,134,641	$1,158,163

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2016	2015	2016	2015

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$179,116	$202,986	$701,360	$713,288
GAAP gross margin	63.8%	65.1%	62.1%	63.2%
Revenue adjustments related to acquisitions	1,047	3,941	4,375	29,727
Amortization of acquired technology and backlog	8,878	7,986	35,774	31,004
Stock-based compensation expenses	2,111	2,765	7,185	6,256
Other adjustments	2,486	486	6,325	4,073
Non-GAAP gross profit	$193,638	$218,164	$755,019	$784,348
Non-GAAP gross margin	68.7%	69.1%	66.5%	67.7%

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$27,204	$42,287	$67,852	$79,111
As a percentage of GAAP revenue	9.7%	13.6%	6.0%	7.0%
Revenue adjustments related to acquisitions	1,047	3,941	4,375	29,727
Amortization of acquired technology and backlog	8,878	7,986	35,774	31,004
Amortization of other acquired intangible assets	10,764	11,039	43,130	45,163
Stock-based compensation expenses	14,292	15,905	64,549	54,458
Other adjustments	8,539	7,480	28,534	23,440
Non-GAAP operating income	$70,724	$88,638	$244,214	$262,903
As a percentage of non-GAAP revenue	25.1%	28.1%	21.5%	22.7%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(12,584)	$(19,008)	$(44,672)	$(57,708)
Losses on early retirements of debt	—	—	—	12,546
Unrealized (gains) losses on derivatives, net	(2)	1,613	(3)	(129)
Amortization of convertible note discount	2,581	2,449	10,123	6,014
Other adjustments	1,406	573	3,321	494
Non-GAAP other expense, net(1)	$(8,599)	$(14,373)	$(31,231)	$(38,783)

Table of Reconciliation from GAAP (Benefit) Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP (benefit) provision for income taxes	$(4,167)	$16,789	$952	$(14,999)
Non-cash tax adjustments	8,335	(10,492)	16,213	34,621
Non-GAAP provision for income taxes	$4,168	$6,297	$17,165	$19,622

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$17,505	$4,583	$17,638	$30,931
Revenue adjustments related to acquisitions	1,047	3,941	4,375	29,727
Amortization of acquired technology and backlog	8,878	7,986	35,774	31,004
Amortization of other acquired intangible assets	10,764	11,039	43,130	45,163
Stock-based compensation expenses	14,292	15,905	64,549	54,458
Other adjustments	9,945	8,053	31,855	23,934

Losses on early retirements of debt	—	—	—	12,546
Unrealized (gains) losses on derivatives, net	(2)	1,613	(3)	(129)
Amortization of convertible note discount	2,581	2,449	10,123	6,014
Non-cash tax adjustments	(8,335)	10,492	(16,213)	(34,621)
Total GAAP net income adjustments	39,170	61,478	173,590	168,096
Non-GAAP net income attributable to Verint Systems Inc.	$56,675	$66,061	$191,228	$199,027

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.28	$0.07	$0.28	$0.52

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.90	$1.06	$3.04	$3.35

Shares used in computing GAAP diluted net income per common share	62,900	62,081	62,921	59,374

Shares used in computing non-GAAP diluted net income per common share	62,900	62,081	62,921	59,374

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income attributable to Verint Systems Inc.	$17,505	$4,583	$17,638	$30,931
Net income attributable to noncontrolling interest	1,282	1,907	4,590	5,471
(Benefit) provision for income taxes	(4,167)	16,789	952	(14,999)
Other expense, net	12,584	19,008	44,672	57,708
Depreciation and amortization(2)	26,037	24,394	103,175	96,457
Revenue adjustments related to acquisitions	1,047	3,941	4,375	29,727
Stock-based compensation expenses	14,292	15,905	64,549	54,458
Other adjustments	8,569	7,480	28,416	23,440
Adjusted EBITDA	$77,149	$94,007	$268,367	$283,193

			January 31,
			2016	2015
Table of Reconciliation from Gross Debt to Net Debt

Current maturities of long-term debt			$2,104	$23
Long-term debt			735,983	726,235
Unamortized debt discounts and issuance costs			73,055	84,907
Gross debt			811,142	811,165
Less:
Cash and cash equivalents			352,105	285,072
Restricted cash and bank time deposits			11,820	36,920
Short-term investments			55,982	35,751
Net debt			$391,235	$453,422

 (1) For the three months ended January 31, 2016, non-GAAP other expense, net of $8.6 million was comprised of $5.8 million of interest and other expense, and $2.8 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$352,105	$285,072
Restricted cash and bank time deposits	11,820	36,920
Short-term investments	55,982	35,751
Accounts receivable, net of allowance for doubtful accounts of $1.2 million and $1.1 million, respectively	256,419	262,092
Inventories	18,312	17,505
Deferred cost of revenue	1,876	6,722
Deferred income taxes	—	11,176
Prepaid expenses and other current assets	57,598	54,954
Total current assets	754,112	710,192
Property and equipment, net	68,904	62,490
Goodwill	1,207,176	1,200,817
Intangible assets, net	246,682	311,894
Capitalized software development costs, net	11,992	10,112
Long-term deferred cost of revenue	13,117	14,555
Long-term deferred income taxes	17,528	10,778
Other assets	36,224	19,614
Total assets	$2,355,735	$2,340,452

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$65,447	$72,885
Accrued expenses and other current liabilities	206,967	221,613
Current maturities of long-term debt	2,104	23
Deferred revenue	167,912	181,259
Deferred income taxes	—	2,108
Total current liabilities	442,430	477,888
Long-term debt	735,983	726,235
Long-term deferred revenue	20,488	20,544
Long-term deferred income taxes	27,042	30,664
Other liabilities	61,628	80,218
Total liabilities	1,287,571	1,335,549
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at January 31, 2016 and 2015, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 62,614,000 and 61,253,000 shares; outstanding 62,266,000 and 60,905,000 shares at January 31, 2016 and 2015, respectively.	63	61
Additional paid-in capital	1,387,955	1,321,455
Treasury stock, at cost - 348,000 shares at January 31, 2016 and 2015, respectively.	(10,251)	(10,251)
Accumulated deficit	(201,436)	(219,074)
Accumulated other comprehensive loss	(116,194)	(94,335)
Total Verint Systems Inc. stockholders' equity	1,060,137	997,856
Noncontrolling interest	8,027	7,047
Total stockholders' equity	1,068,164	1,004,903
Total liabilities and stockholders' equity	$2,355,735	$2,340,452

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$22,228	$36,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,300	99,464
Provision for doubtful accounts	669	423
Stock-based compensation - equity portion	58,028	46,312
Amortization of discount on convertible notes	10,123	6,014
Benefit for deferred income taxes	(5,640)	(47,331)
Excess tax benefits from stock award plans	(523)	(298)
Non-cash gains on derivative financial instruments, net	(394)	(3,986)
Losses on early retirements of debt	—	12,546
Other non-cash items, net	12,343	8,928
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	3,433	(54,921)
Inventories	(3,258)	(4,223)
Deferred cost of revenue	6,187	(677)
Prepaid expenses and other assets	(2,886)	21,412
Accounts payable and accrued expenses	(8,901)	41,414
Deferred revenue	(12,364)	24,057
Other liabilities	(28,515)	8,356
Other, net	73	(167)
Net cash provided by operating activities	156,903	193,725

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(31,358)	(605,279)
Purchases of property and equipment	(25,265)	(23,134)
Purchases of investments	(92,808)	(21,175)
Sales and maturities of investments	71,457	13,653
Settlements of derivative financial instruments not designated as hedges	766	3,858
Cash paid for capitalized software development costs	(5,027)	(6,083)
Change in restricted cash and bank time deposits, including long-term portion	11,133	(36,291)
Other investing activities	(4,498)	(2,384)
Net cash used in investing activities	(75,600)	(676,835)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	—	1,526,750
Repayments of borrowings and other financing obligations	(309)	(1,361,852)
Proceeds from public issuance of common stock	—	274,563
Proceeds from issuance of warrants	—	45,188
Payments for convertible note hedges	—	(60,800)
Payments of equity issuance, debt issuance and other debt-related costs	(239)	(29,164)
Proceeds from exercises of stock options	232	17,606
Dividends paid to noncontrolling interest	(3,199)	(4,193)
Purchases of treasury stock	—	(2,238)
Excess tax benefits from stock award plans	523	298
Payments of contingent consideration for business combinations (financing portion)	(7,212)	(10,445)
Net cash (used in) provided by financing activities	(10,204)	395,713
Effect of exchange rate changes on cash and cash equivalents	(4,066)	(6,149)
Net increase (decrease) in cash and cash equivalents	67,033	(93,546)
Cash and cash equivalents, beginning of year	285,072	378,618
Cash and cash equivalents, end of year	$352,105	$285,072

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Non-GAAP Revenue on a Constant Currency Basis
(Unaudited)

(in thousands, except percentages)	Revenue Reconciliation

Total Revenue
Non-GAAP revenue for the year ended January 31, 2015	$1,158,163
Non-GAAP revenue for the year ended January 31, 2016	$1,134,641
Non-GAAP revenue for the year ended January 31, 2016 at constant currency(1)	$1,175,000
Reported year-over-year non-GAAP revenue change	(2.0)%
% impact from change in foreign currency exchange rates	3.5%
Constant currency year-over-year non-GAAP revenue growth	1.5%

Enterprise Intelligence
Non-GAAP revenue for the year ended January 31, 2015(2)	$680,023
Non-GAAP revenue for the year ended January 31, 2016	$629,384
Non-GAAP revenue for the year ended January 31, 2016 at constant currency(1)	$653,000
Reported year-over-year non-GAAP revenue change	(7.4)%
% impact from change in foreign currency exchange rates	3.5%
Constant currency year-over-year non-GAAP revenue change	(4.0)%

Security Intelligence
Non-GAAP revenue for the year ended January 31, 2015(2)	$478,140
Non-GAAP revenue for the year ended January 31, 2016	$505,257
Non-GAAP revenue for the year ended January 31, 2016 at constant currency(1)	$522,000
Reported year-over-year non-GAAP revenue change	5.7%
% impact from change in foreign currency exchange rates	3.5%
Constant currency year-over-year non-GAAP revenue growth	9.2%

(1) Non-GAAP revenue for the year ended January 31, 2016 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the year ended January 31, 2015 rather than actual current-period foreign currency exchange rates.

(2) Revenue normalized for a shift of approximately $8 million of revenue for a product that in the year ended January 31, 2015 was included in Enterprise Intelligence and in the year ended January 31, 2016 was included in Security Intelligence.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, and constant currency measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus programs, bonus share programs and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges.

Other adjustments. We exclude from our non-GAAP financial measures legal fees, other professional fees, integration expenses, and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations, restructurings, and asset impairment charges. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Effective in the year ending January 31, 2016, our non-GAAP financial measures include unrealized gains and losses on foreign currency derivatives that serve as economic hedges against exposures to changes in the fair values of recognized assets or liabilities. These contracts, if designated as hedges under accounting guidance, would be considered “fair value” hedges. For periods ended prior to February 1, 2015, these unrealized gains and losses were excluded from our non-GAAP financial measures. For our non-GAAP financial measures, this change better aligns the recognition of gains and losses on the re-measurement of foreign currency-denominated assets and liabilities with the recognition of offsetting gains and losses (whether realized or unrealized) on foreign currency derivatives which are executed to help mitigate re-measurement risk. Had this change been applied to our non-GAAP financial measures for the year ended January 31, 2015, non-GAAP net income would have increased by $0.4 million, consisting of increases (decreases) of $(0.7) million, $0.9 million, $1.5 million, and $(1.3) million for the three months ended April 30, 2014, July 31, 2014, October 31, 2014, and January 31, 2015, respectively.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe they are not reflective of our ongoing operations.

Amortization of convertible note discount. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. As a result, for GAAP purposes, we are required to recognize imputed interest expense in amounts significantly in excess of the coupon rate on our $400.0 million of 1.50% convertible notes. The difference between the imputed interest expense and the coupon interest expense is excluded from our non-GAAP financial measures because we believe that this non-cash expense is not reflective of ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we expect to pay related to current year income, and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency revenue and expenses into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency change rates, which exclude the impact of foreign currency exchange rate changes, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.